For the fiscal year ended (a) August 31, 2001
File number (c) 811-4023



	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders


A Special Meeting of Stockholders was held on July 9, 2001. At such meeting the stockholders approved an Agreement and Plan of Reorganization whereby all of the assets of the Massachusetts Money Market Series of
Prudential Municipal Series Fund will be transferred to Prudential Tax-Free Money Fund Fund, Inc. in exchange for shares of Prudential Tax-Free Money Fund, Inc. and the assumption of the liabilities, if any, of the Massachusetts Money Market Series.



a)	Approval of Funds Agreement and Plan of Reorganization

					Affirmative    Negative     	Shares
 					Votes Cast  	Votes Cast
	Abstained
Massachusetts Money		4,804,359		4,246,335
	520,364
Market Series





For the fiscal year ended (a) August 31, 2001
File number (c) 811-4023



	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders


A Special Meeting of Stockholders was held on June 27, 2001. At such meeting the stockholders approved an Agreement and Plan of Reorganization whereby all of the assets of the Connecticut Money Market Series of Prudential
Municipal Series Fund will be transferred to Prudential Tax-Free
Money Fund
Fund, Inc. in exchange for shares of Prudential Tax-Free Money
Fund, Inc. and
the assumption of the liabilities, if any, of the Connecticut
Money Market
Series.



a)	Approval of Funds Agreement and Plan of Reorganization

					Affirmative    Negative     	Shares
 					Votes Cast  	Votes Cast
	Abstained
Connecticut Money		5,985,382		1,554,719
	206,893
Market Series